EXHIBIT 10.3


                                   AGREEMENT

It is agreed by and between Bion Environmental Technologies, Inc. ("Bion"), and Centerpoint Corporation, ("CPTX"), effective February 12, 2003 as follows:

1.    Bion shall:

      a) cancel all sums owed to Bion by CPTX including those evidenced by the promissory note attached hereto as Exhibit A;

      b) return 1,000,000 warrants of CPTX, attached hereto as Exhibit B, for cancellation

      c) use its best efforts to process the registration statement regarding distribution of Bion common stock owned by CPTX (the "Shares") to CPTX's shareholders

      d) provide the services of Larry Danziger (and office staff), together with office space, through a date no earlier than 90 days after distribution of the Shares to CPTX's shareholders at no cost to CPTX; and

      e) upon closing of Bion's financing, provide to CPTX such sums as are reasonably needed to pay direct expenses related to registration/ distribution of the Shares and CPTX's share of costs related to necessary tax filings.

2. a) CPTX shall immediately cancel all "ratchet" and "penalty" provisions in existing agreements between Bion and CPTX (see Exhibit C); and

      b) to the extent that CPTX acquires any Bion securities from OAM S.p.A., CPTX agrees to cancel all "ratchet" and "penalty" provisions related to such securities; and

      c) use its best efforts to distribute the Shares to its shareholders upon effectiveness of a registration statement.

3. Bion and CPTX each agrees to take all necessary actions, including, without limitation, execution of additional documents, as may be reasonably needed to carry out the purposes of this agreement.


Bion Environmental Technologies, Inc     Centerpoint Corporation


/s/ David Mitchell                        /s/ Mark A. Smith
------------------------------            --------------------------------
By: David Mitchell                        By: Mark A. Smith

Dated: 2/12/03                            Dated: 2/11/03